Exhibit 16.1

June 11, 2020

U.S. Securities & Exchange Commission

100 F Street, N.E.

Washington DC 20549

Re: Financial Gravity Companies, Inc.

Commission File No. 333-144504

Commissioner:

We have read Item 4.01 in the Form 8-K of Financial Gravity Companies, Inc. dated June 2, 2020, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Whitley Penn LLP